As filed with the Securities and Exchange Commission on June 23, 2004
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             VA Software Corporation
             (Exact name of Registrant as specified in its charter)

          Delaware                                         77-0399299
---------------------------------              ---------------------------------
    (State of Incorporation)                            (I.R.S. Employer
                                                      Identification Number)

                              46939 Bayside Parkway
                            Fremont, California 94538
                    (Address of Principal Executive Offices)
                            -------------------------
                                 1998 STOCK PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            1999 DIRECTOR OPTION PLAN
                           (Full titles of the Plans)

                                    Ali Jenab
                             Chief Executive Officer
                             VA SOFTWARE CORPORATION
                              46939 Bayside Parkway
                            Fremont, California 94538
                     (Name and address of agent for service)
                                 (510) 687-7000
          (Telephone number, including area code, of agent for service)
                            -------------------------
                                    Copy to:
                              Bret M. DiMarco, Esq.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 Page Mill Road
                               Palo Alto, CA 94304
                            Telephone: (650) 493-9300
                            -------------------------


                         CALCULATION OF REGISTRATION FEE

============================================ ==================== ======================== ====================== ==================
                                                   Amount            Proposed Maximum        Proposed Maximum         Amount of
            Title Securities to                     to be             Offering Price        Aggregate Offering     Registration Fee
               be Registered                   Registered (1)            Per Share                 Price                 (4)
-------------------------------------------- -------------------- ------------------------ ---------------------- ------------------
Common Stock, $0.001 par value, available
for issuance under the 1998 Stock Plan          2,718,033 shares       $2.13 (2)                $5,775,820.13          $  731.80
-------------------------------------------- -------------------- ------------------------ ---------------------- ------------------
Common Stock, $0.001 par value, available
for issuance under the 1999 Employee Stock        500,000 shares       $1.81 (3)                $  903,125.00          $  114.43
Purchase Plan
-------------------------------------------- -------------------- ------------------------ ---------------------- ------------------
Common Stock, $0.001 par value, available
for issuance under the 1999 Director              250,000 shares       $2.13 (2)                $  531,250.00          $   67.31
Option Plan
============================================ ==================== ======================== ====================== ==================

                                Total           3,468,033 shares                                $7,210,195.13          $  913.53
============================================ ==================== ======================== ====================== ==================

(1)  Amount of securities to be registered  computed in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended (the  "Securities  Act"), as the maximum number of  Registrant's  Common Stock issuable under the plans covered by this
     Registration  Statement.  Pursuant to Rule 416(a) of the  Securities  Act,  this  Registration  Statement  shall also cover any additional shares of Registrant's  Common Stock that become issuable under the plans covered by this Registration  Statement by reason of any stock dividend,  stock split,  recapitalization  or other similar  transaction  effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2)  Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices per share of the Common Stock as reported on the Nasdaq  National  Market on June 21,
     2004.
(3)  Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee based on 85% of the average of the high and low prices per share of the Common  Stock as reported  on the Nasdaq  National  Market on
     June 21, 2004.
(4)  Amount of registration fee was calculated  pursuant to Section 6(b) of the Securities Act, which provides that the fee shall be
     $126.70 per  $1,000,000  of the  proposed  maximum  aggregate  offering  price of the  securities  proposed  to be  registered.
====================================================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         VA Software Corporation ("Registrant") hereby incorporates by reference in this Registration Statement the following documents:

         1. The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A dated December 3, 1999 (File No. 000-28369), filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any further amendment or report thereto filed with the Securities and Exchange Commission for the purpose of updating such description.

         2. Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 2003 (File No. 000-28369), filed pursuant to Section 13(a) of the Exchange Act.

         3. Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 2003 (File No. 000-28369), filed pursuant to Section 13(a) of the Exchange Act.

         4. Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 2004 (File No. 000-28369), filed pursuant to Section 13(a) of the Exchange Act.

         5. Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 2004 (File No. 000-28369), filed pursuant to Section 13(a) of the Exchange Act.

         4. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced above.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct unlawful. With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of the person's service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

         Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under the DGCL.

         Registrant's Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

         Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in Registrant's Amended and Restated Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

         Registrant carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

Item 8.  Exhibits.

         See Exhibit Index.

Item 9.  Undertakings.

         A. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned  registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Fremont, State of California, on June 23, 2004.

                                             VA SOFTWARE CORPORATION

                                             /s/ Kathleen R. McElwee
                                             -----------------------------------
                                             Kathleen R. McElwee
                                             Vice President and
                                             Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ali Jenab and Kathy McElwee, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on June 23, 2004 by the following persons in the capacities indicated.

                   Signature                                                Title
------------------------------------------------     --------------------------------------------------------
               /s/ Ali Jenab
------------------------------------------------     Director, President and Chief Executive Officer
                   Ali Jenab

          /s/ Kathleen R. McElwee
------------------------------------------------     Vice President and Chief Financial Officer
              Kathleen R. McElwee

            /s/ Larry M Augustin
------------------------------------------------     Chairman of the Board of Directors
                Larry M Augustin

           /s/ Andre M. Boisvert
------------------------------------------------     Director
               Andre M. Boisvert

               /s/ Ram Gupta
------------------------------------------------     Director
                   Ram Gupta


------------------------------------------------     Director
                 Douglas Leone

        /s/ Robert M. Neumeister, Jr.
------------------------------------------------     Director
            Robert M. Neumeister, Jr.

             /s/ Carl Redfield
------------------------------------------------     Director
                 Carl Redfield

            /s/ David B. Wright
------------------------------------------------     Director
                David B. Wright


                                INDEX TO EXHIBITS

  Exhibit
   Number                               Description
-------------     --------------------------------------------------------------
    4.1*          Amended and Restated Certificate of Incorporation
    4.2*          Bylaws of the Registrant
    4.3*          1998 Stock Plan
    4.4*          1999 Employee Stock Purchase Plan
    4.5*          1999 Director Option Plan
    5.1           Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation
   23.1           Consent of PricewaterhouseCoopers LLP, Independent
                    Public Accountants
   23.2           Notice Regarding Consent of Arthur Anderson LLP
   23.3           Consent of counsel (contained in Exhibit 5.1)
   24.1           Power of Attorney (see page II-5)

* Incorporated by reference from VA Software Corporation's Registration Statement on Form S-1, as amended (Commission File Number 333-88687)